UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                December 17, 2004

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                 (415) 278-7000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company received notice of resignation from its former Chief Financial Officer, Myles McCormick, on December 13, 2004, as previously disclosed in the Company’s Current Report on Form 8-K dated December 13, 2004, filed with the SEC on December 15, 2004. Mr. McCormick’s resignation became effective on December 17, 2004.

On December 17, 2004, the Board of Directors of the Gymboree Corporation appointed Blair Lambert to serve as its Chief Financial Officer. Mr. Lambert will also serve as the Company’s Chief Operating Officer, as previously announced. The Company anticipates that Mr. Lambert’s employment will commence effective January 10, 2005.

Although the Company has not entered into a written employment agreement with Mr. Lambert, on December 6, 2004 the Company agreed to a compensation arrangement with Mr. Lambert. Effective when Mr. Lambert commences employment as the Company’s Chief Operating Officer and Chief Financial Officer, Mr. Lambert will receive the compensation previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K dated December 6, 2004, which was filed with the SEC on December 8, 2004, is incorporated herein by reference. Mr. Lambert will not receive any additional compensation with respect to his employment as the Company’s Chief Financial Officer.

The other information about Mr. Lambert disclosed in Item 5.02 of the Company’s Current Report on Form 8-K dated December 6, 2004, which was filed with the SEC on December 8, 2004, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Date: December 21, 2004	By:	/s/ Lisa Harper Lisa Harper Chief Executive Officer

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